UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): June 11, 2024

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3802 Coconut Palm Drive
Tampa, Florida 33619
(Address of Principal Executive Offices)

(813) 405-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCI	NYSE

Item 5.07	Submission of Matters to a Vote of Security Holders

We held our Annual Meeting of Shareholders on June 11, 2024. Three matters were voted upon at the meeting: (1) the election of three Class A directors; (2) the ratification of the appointment of FORVIS LLP as our independent registered public accounting firm for the year ending December 31, 2024; and (3) approval, on an advisory basis, of the compensation of our named executive officers.

Karin Coleman, Eric Hoffman and Sue Watts were elected to the board of directors at the meeting. The number of votes cast for and the number of votes withheld as to each director nominee appear below.

Director Nominee	For	Withheld
Karin Coleman	7,806,754	598,785
Eric Hoffman	8,240,972	164,567
Sue Watts	8,019,250	386,289

The number of votes cast for, against and abstaining in the second matter voted upon appear below.

	For	Against	Abstain
Ratification of the appointment of FORVIS LLP, or its successor, as the company’s independent registered public accounting firm for the year ending December 31, 2024.	8,991,760	20,176	222,896

The number of votes cast for, against and abstaining and the number of broker non-votes in the third matter voted upon appear below.

	For	Against	Abstain	Broker Non-Votes
Approval, on an advisory basis, of compensation paid to named executive officers.	7,954,109	446,033	5,397	829,293

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 14, 2024

HCI GROUP, INC.

BY:	/s/ Andrew L. Graham
Name: Andrew L. Graham
Title: General Counsel

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.